Exhibit 99.1



March 15, 2005

Neil Baron
Chairman
Criterion Research Group, LLC
317 Madison Avenue
Suite 210
New York, New York 10017



Dear Neil:

I am writing to you in your capacity as Chairman of the Corporate Governance Committee of Assured Guaranty Ltd.

The purpose of this letter is to inform you that I do not intend to stand for re-election to the Board of Directors of Assured Guaranty Ltd. With the expiration of my term I will retire from the Board.

Very truly yours,




Donald Kramer
Chairman of the Board
Assured Guaranty Ltd.


cc:  AGC Board Members, James Michener